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                                                                       EXHIBIT J

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 41 under the Securities Act of 1933 (Registration No. 333-02381) and Amendment No. 43 under the Investment Company Act of 1940 (Registration No. 811-07589) to the Registration Statement of The Hartford Mutual Funds, Inc.

                                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2005